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                                                                   EXHIBIT 4.3


                               RUDDICK CORPORATION

                  7.55% SENIOR SERIES B NOTE DUE JULY 15, 2017

No. R-4
ORIGINAL PRINCIPAL AMOUNT: $5,000,000
ORIGINAL ISSUE DATE: July 15, 1997

INTEREST RATE: 7.55%

INTEREST PAYMENT DATES: January 15, April 15, July 15, October 15
FINAL MATURITY DATE: July 15, 2017
PRINCIPAL PREPAYMENT DATE AND AMOUNTS: N/A

         FOR VALUE RECEIVED, the undersigned, RUDDICK CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of North Carolina, hereby promises to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or registered assigns, the principal sum of FIVE MILLION DOLLARS ($5,000,000) on July 15, 2017 with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount payable, if any, and interest are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of April 15, 1997 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

         This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.


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         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

         Should any debt represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Yield-Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State. AS PROVIDED IN PARAGRAPH 11N OF THE AGREEMENT, THE COMPANY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.



                                               RUDDICK CORPORATION



                                               By:    /s/ Douglas A. Stephenson
                                                  -----------------------------
                                               Title: Treasurer


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                               RUDDICK CORPORATION

                  7.55% SENIOR SERIES B NOTE DUE JULY 15, 2017

No. R-3
ORIGINAL PRINCIPAL AMOUNT: $45,000,000
ORIGINAL ISSUE DATE: July 15, 1997
INTEREST RATE: 7.55%
INTEREST PAYMENT DATES: January 15, April 15, July 15, October 15
FINAL MATURITY DATE: July 15, 2017
PRINCIPAL PREPAYMENT DATE AND AMOUNTS: N/A

         FOR VALUE RECEIVED, the undersigned, RUDDICK CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of North Carolina, hereby promises to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or registered assigns, the principal sum of FORTY-FIVE MILLION DOLLARS ($45,000,000.00) on July 15, 2017 with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount payable, if any, and interest are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of April 15, 1997 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

         This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

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         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

         Should any debt represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Yield-Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State. AS PROVIDED IN PARAGRAPH 11N OF THE AGREEMENT, THE COMPANY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.


                                               RUDDICK CORPORATION



                                               By:    /s/ Douglas A. Stephenson
                                                  -----------------------------
                                               Title: Treasurer